EXHIBIT 5.1

                             THE BUSINESS LAW GROUP
                          SECURITIES AND CORPORATE LAW
                               CORPORATE FINANCE

                                August 28, 2000


VentureNet Capital Group, Inc.
(f/k/a Internet Stock Market Resources, Inc.)
27349 Jefferson Avenue
Suite 200
Temecula, California 92590

Dear Members of the Board of Directors:

         You have asked us to provide you our legal opinion with regard to the legality of certain securities of VentureNet Capital Group, Inc., f/k/a Internet Stock Market Resources, Inc. (the "Company"), covered by a Form SB-2 Registration Statement, Commission File Number 333-43796, as that document has been amended by Amendments 1 and 2 thereto (the "Registration Statement") originally filed with the Securities and Exchange Commission by the Company in electronic form on or about August 14, 2000, for the purpose of registering such securities under the Securities Act of 1933.

         In connection with this opinion, we have examined the corporate records of the Company, including the Certificate of Incorporation and Amendments thereto, the By-laws, and the Minutes of the Board of Directors and Shareholders meetings, the Registration Statement and such other documents and records as we have deemed relevant in order to render this opinion. In addition, the opinion expressed herein is limited to federal law and the laws of the State of Delaware. In forming this opinion, we have relied upon the documents submitted to us by the Company and the representations made to us by its officers and directors.

         Based upon the foregoing our opinion is as follows:

         1. The Company is duly and validly organized and is validly existing and in good standing under the laws of the State of Delaware.

         2. The Registered Securities, when sold and issued in accordance with the Registration Statement and the final prospectus thereunder, and for the Consideration therein referred to, will be legally issued, fully paid and non-assessable.

VentureNet Capital Group, Inc.
August 28, 2000
Page 2


         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our office and the use of our name under the heading of "Legal Matters" in the prospectus constituting a part of such Registration Statement.

                                               Very truly yours,

                                               THE BUSINESS LAW GROUP

                                               /s/ THE BUSINESS LAW GROUP
                                               --------------------------

JBG/ph